EXHIBIT 3(b)

                                  BY-LAWS

                                    OF

                       AIRBORNE FREIGHT CORPORATION

                         (A Delaware Corporation)

                          (As Amended to 2/04/97)

                                 ARTICLE I
                                 ---------

                                  Offices
                                  -------

     1. Registered Office. The registered office of the corporation shall be located at such address as shall be designated by the Board of Directors within the City of Wilmington, Delaware.

     2. Other Offices. The corporation may have other offices, within or outside the State of Delaware and within or outside the United States, at such place or places as the Board of Directors may appoint from time to time or the business of the corporation may require.


                                ARTICLE II
                                ----------

                          Shareholders' Meetings
                          ----------------------

     1. All meetings of the shareholders shall be held at the principal office of the corporation or at such other place as shall be determined from time to time by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting.

     2. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the fourth Tuesday in April, at the hour of 10 a.m., if not a legal holiday, or, if a legal holiday, then on the day following, at the same hour. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting called pursuant to these By-laws and the laws of the State of Delaware.

     3. At an annual meeting of shareholders, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 3. This
Section 3 shall not apply to matters of
procedure, which shall instead be subject to the authority of the presiding officer at the meeting.

     For an item of business or proposal to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal office of the corporation not less than ninety (90) days prior to the date scheduled for the annual meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date), or, if notice or public disclosure of the date scheduled for the annual meeting is not given or made at least one hundred (100) days prior thereto, not more than ten (10) days following the day on which notice of the date scheduled for the annual meeting is mailed or the day on which disclosure of that date is made, whichever is earlier.

     A shareholder's notice to the Secretary under this Section 3 shall set forth, as to each item of business or proposal the shareholder intends to bring before the annual meeting (i) a brief description of the item of business or proposal and the reasons for bringing it before the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support the item of business or proposal, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders, (iv) any financial interest of the shareholder or any such other shareholders in such item of business or proposal, (v) a statement as to whether such shareholder and any such other shareholders intend to solicit proxies in support of such proposals and
(vi) in the case of nominations of directors, the existence and nature of any financial or other arrangements or understandings between such directors and such shareholder or such other shareholders pursuant to which such nominations are being made.

     The Board of Directors, or a designated committee thereof, may reject a shareholder's notice that is not timely given in accordance with the terms of this Section 3. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the requirements of this Section 3 in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 3 in any material respect, then the Board of Directors or such committee may reject the shareholder's notice.

     Notwithstanding the procedures set forth above in this Section 3, if a shareholder desires to bring an item of business or proposal before an annual meeting (it being understood that, except as may be required by law, a shareholder shall not have the right to bring an item of business or proposal before a special meeting), and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 3 in connection with such item of business or proposal, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the item of business or proposal shall not be brought before the annual meeting.

     This Section 3 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no item of business may be conducted, and no proposal may be considered and acted upon, unless there has been compliance with the procedures set forth in this Section 3 in connection therewith.

     4. At the annual meeting of shareholders, the order of business shall be as follows unless otherwise determined by the presiding officer:

          (a)  Calling the meeting to order;

          (b)  Proof of notice of meeting and proxy report;

          (c)  Reading of minutes of last annual meeting;

          (d)  Reports of officers;

          (e)  Reports of committees;

          (f) Confirmation of selection of independent accountants;

          (g)  Election of directors; and

          (h)  Miscellaneous business.

     5. Special meetings of the shareholders for any purpose other than those regulated by statute may be called at any time by the Board of Directors and shall be called by the Secretary at any time, upon written request of the Chief Executive Officer or of any two directors.

     6. Notice of the time and place of the annual meeting or of any special meeting of shareholders shall be given by delivering or by mailing a written or printed notice of the same at least ten days, and not more than sixty days, prior to the meeting, with postage prepaid, to each shareholder of record entitled to vote at such meeting and addressed to the shareholder's last known post office address appearing on the books of the corporation.

     Notice of any shareholders' meeting may be waived in writing by any shareholder at any time.

     7. Except as otherwise required by the Certificate of Incorporation or by law:

          (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the corporation entitled to vote at such meeting;

          (b) If a quorum be not present at a properly called shareholders' meeting, the meeting may be adjourned by those present, without new notice being given; provided, however, that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected, and a quorum established at any time during such meeting, including adjournments thereof, shall constitute a quorum for the purpose of electing directors;

          (c) At any properly called meeting or adjourned meeting of shareholders at which a quorum as in this paragraph 7 is defined is present (i) in all matters, other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the shareholders, and (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and

          (d) Every shareholder entitled to vote shall have the right to vote either in person or by proxy.


                                ARTICLE III
                                -----------
                                   Stock
                                   -----

     1. Certificates representing shares of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate bearing signature or facsimile signature of the Chief Executive Officer, President or Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying to the number of shares owned. Certificates bearing facsimile signatures of any of the foregoing may be issued during a reasonable period following such person leaving office.

     2. Transfers of shares shall be made only upon the transfer books of the corporation, kept at the office of the corporation or Registrar duly authorized by the Board of Directors; and before a new certificate is issued, the old certificates shall be surrendered for cancellation.

     3. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

     4. In case of loss or destruction of any certificate representing shares of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond or indemnity to the corporation in such sum or in such manner as the Board of Directors may provide.

     5. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action.

                                ARTICLE IV
                                ----------
                            Board of Directors
                            ------------------

     1. The management of the affairs, property and interests of the corporation shall be vested in the Board of Directors, consisting of no less than eight and no more than twelve persons, as determined from time to time by resolution of the Board of Directors. The directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into three classes, to be known as classes "A", "B", and "C". The number of directors in each of the three classes shall be as determined from time to time by resolution of the Board of Directors.

     At each annual election, the successors to the class of directors whose terms shall expire in that year shall be elected to hold office for the term of three years so that the terms of office of one class of directors shall expire in each year. The terms of office of directors in Class A shall expire in 1989 and every three years thereafter; the terms of office of directors in Class B shall expire in 1990 and every three years thereafter; and the terms of office of directors in Class C shall expire in 1988, and every three years thereafter.

     Upon any increase in the size of the Board of Directors, the additional position(s) shall be filled by a vote of a majority of the directors then in office, who shall designate, in conformity with the terms of this Section 1, the class to which each additional director shall be assigned. Notwithstanding any other provision of these By-laws or of law, no amendment of these By-laws that would have the effect of increasing the number of directors of the corporation to a number larger than 12 shall be valid unless approved by vote of the shareholders of the corporation.

     2. Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 2.

     If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal office of the corporation not less than seventy
(70) days prior to the date scheduled for the annual meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date), or, if notice or public disclosure of the date scheduled for the annual meeting is not given or made at least eighty (80) days prior thereto, not more than ten (10) days following the day on which notice of the date scheduled for the annual meeting is mailed or the day on which disclosure of that date is made, whichever is earlier.

     A shareholder's notice to the Secretary under this Section 2 shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such person, and (d) any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including but not limited to information required to be disclosed by
Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder's nomination of such person as a candidate for director or the shareholder's opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder's notice to the Secretary under this Section 2 shall (i) set forth (A) the name and address, as they appear on the corporation's books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder, and (B) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders, and (ii) be accompanied by a written statement, signed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the corporation if elected at the annual meeting.

     The Board of Directors, or a designated committee thereof, may reject any shareholder's nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder's notice timely given in accordance with the terms of this Section 2. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the requirements of this Section 2 in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 2 in any material respect, then the Board of Directors or such committee may reject the shareholder's notice.

     Notwithstanding the procedures set forth above in this Section 2, if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 2 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregard.

     3. Notwithstanding the power and authority of the Board of Directors to amend these By-laws, including, without limitation, provisions relating to the number of directors, the number of directors may at any time be increased or decreased by a vote of the majority of the voting stock issued and outstanding, at any regular or special meeting of shareholders, if the notice of such meeting contains a statement of the proposed increase or decrease; and in case of any such increase, the Board of Directors or the shareholders, at any general or special meeting held before the Board of Directors takes action, shall have power to elect such additional directors, to hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

     4. All vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may, except as otherwise provided in the Certificate of Incorporation, be filled by a majority of the remaining directors attending a stated or special meeting called for that purpose, even though less than a quorum be present, or by the shareholders at any regular or special meeting held prior to the filling of such vacancies by the Board of Directors as above provided. A director thus elected to fill any vacancy shall hold office for the unexpired term of the newly created position and until a successor is elected and qualified.

     5. Regular meetings of the Board of Directors may be held without notice at the principal office of the corporation or at such other place or places as the Board of Directors may designate from time to time. The annual meeting of the Board shall be held without notice immediately following the adjournment of the annual meeting of shareholders.

     6. Special meetings of the Board of Directors may be called at any time by the Chairman or by any two directors, to be held at the principal office of the corporation or at such other place or places as the Board of Directors may designate from time to time.

     7. The notice of all special meetings of the Board of Directors shall be given to each director by delivering, telegraphing, or mailing a written or printed notice of the same at least three days prior to the meeting and, if by mail, with postage prepaid, Sundays and holidays excluded; provided that if a meeting by telephone is to be held as permitted by statute, verbal or written notice thereof shall be given at least three hours prior to the scheduled time for such meeting.

     8. The presence of one-half or more of the members of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting which may be held on a subsequent date without further notice, provided a quorum be present at such deferred meeting.

     9. There may be an Executive Committee of the Board of Directors, which, if constituted, shall meet on call of the Chief Executive Officer or any two Committee members and shall be comprised of two salaried officer-members and two outside members, or as otherwise determined by the Board of Directors. The Executive Committee may act for the full Board between meetings and shall have such specific powers as delegated by the Board.

     Other standing or temporary committees may be appointed from its own number by the Board of Directors from time to time, and the Board of Directors may invest from time to time such Committee with powers as it may see fit, subject to such other conditions as may be prescribed by the Board.

     Each committee of the Board shall keep regular minutes of the transaction of its meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the Board of Directors at its next meeting.

     10. By resolution of the Board of Directors, a fixed annual sum and attendance fee, together with expenses of attendance, if any, may be allowed the directors who are not salaried by the corporation for their services and for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                 ARTICLE V
                                 ---------
                                 Officers
                                 --------

     1. The officers of the corporation may include a Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer and may include one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller, and one or more Assistant Comptrollers, all of whom shall hold office in the discretion of the Board of Directors. The Chairman of the Board and Chief Executive Officer shall be a director, and any of the other officers may be directors of the corporation. Any person may hold more than one office, if permitted by law. The officers of the corporation shall have the following duties, subject at all times to action of the Board of Directors:

     2. Chairman of the Board: The Chairman of the Board shall be chairman of and preside at all meetings of the Board of Directors and all meetings of the shareholders of the corporation; shall determine the agenda for all such meetings; and may call special meetings of the Board of Directors at such times, at such places, and for such purposes as the Chairman shall determine. The Chairman of the Board shall also be the Chief Executive Officer and shall have general management and direction of the business and of other officers of the corporation, including all powers ordinarily incident thereto. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors. The Board of Directors shall from time to time determine who shall exercise the functions of the Chief Executive Officer during the absence or disability of such officer.

     3. Vice Chairman of the Board: The Vice Chairman of the Board, if one is appointed, shall exercise the functions of the Chairman during the absence or disability of the Chairman.

     4. President: The President shall be the principal operating officer of the corporation and shall exercise the functions of the Chairman in the absence or disability of the Chairman and the Vice Chairman.

     5. Vice Presidents: The Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents shall have such powers and discharge such duties as may be assigned from time to time by the Chief Executive Officer or the Board of Directors.

     6. The Secretary and/or Assistant Secretary shall issue notices for all meetings, except that notice for special meetings of directors called at the request of two directors as provided in Section 6 of Article IV of the By-laws may be issued by such directors; shall keep minutes of all meetings; shall have charge of the seal and the corporate books; and shall make such reports and perform such other duties as are incident to the office or are properly required by the Board of Directors.

     7. The Treasurer and/or Assistant Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account; shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render to the Board of Directors from time to time as may be required an account of all transactions as may be assigned from time to time by Chief Executive Officer or the Board of Directors.

     8. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in place thereof, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     9. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

     10. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     11. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     12. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

     13. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                ARTICLE VI
                                ----------
                           Dividends and Finance
                           ---------------------

     1. Dividends may be declared by the Board of Directors and paid out of the annual net profits of the corporation or out of its net assets in excess of its capital, subject to the conditions and limitations imposed by the Certificate of Incorporation of the corporation and the laws of the State of Delaware.

     2. Before making any distribution of profits, there may be set aside out of the net profits of the corporation such sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purposes, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

     3. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by instrument signed by persons designated by resolution by the Board of Directors.


                                ARTICLE VII
                                -----------
                                  Notices
                                  -------

     1. Whenever the provisions of the statute or these By-laws require notice to be given to any director, officer, or shareholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such director, officer, or shareholder at his or her address as the same appears on the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice. Notice may also be given by telegraph, in which event proof of delivery shall be required.

     2. A waiver of any notice in writing, signed by a shareholder, director, or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer, or shareholder.

                               ARTICLE VIII
                               ------------
                                   Seal
                                   ----

     The corporate seal of the corporation shall be in the form prescribed by the Board of Directors.


                                ARTICLE IX
                                ----------
                                Amendments
                                ----------

     These By-laws may be altered, amended, or repealed by the Board of Directors.

     The foregoing By-laws were duly adopted as the By-laws of Airborne Freight Corporation, a Delaware corporation, on the 10th day of July, 1968, by B.J. Consono, F.J. Obara, Jr., and A.D. Grier, being all of the incorporators, and subsequently amended from time to time, most recently on February 4, 1997.